Exhibit 11.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form 1-A/A of our audit report dated June 23, 2022 relating to the financial statements of The Bullet ID Corporation for the years ended December 31, 2021 and 2020.

/s/ SRCO Professional Corporation

CHARTERED PROFESSIONAL ACCOUNTANTS
Richmond Hill, Ontario, Canada	Authorized to practice public accounting by the
August 15, 2022	Chartered Professional Accountants of Ontario